Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-137816 of our report dated September 26, 2012, relating to the consolidated financial statements of PSB Holdings Inc., and Subsidiary, appearing in this Annual Report on Form 10-K of PSB Holdings Inc., for the year ended June 30, 2012.

Boston, Massachusetts
September 26, 2012